Exhibit 21.1

List of Subsidiaries of
McMoRan Exploration Co.

                             Name Under Which
Entity                                                                        Organized                                                           It Does Business

Freeport-McMoRan Energy LLC        Delaware                    Same
McMoRan Oil & Gas LLC            Delaware                    Same